Exhibit 99.2

EV Energy Partners, L.P.
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2010
(In thousands)
(Unaudited)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$17,292	$(3,000)	$14,292
Accounts receivable:
Oil, natural gas and natural gas liquids sales	17,250		17,250
Related party	4,401	–	4,401
Other	1,097	–	1,097
Assets held for sale	3,116	–	3,116
Derivative asset	48,009	–	48,009
Other current assets	748	–	748
Total current assets	91,913	(3,000)	88,913

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	907,208	136,400	1,043,608
Other property, net of accumulated depreciation and amortization	1,732	–	1,732
Long–term derivative asset	76,270	–	76,270
Other assets	1,717	–	1,717
Total assets	$1,078,840	$133,400	$1,212,240

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,600	$–	$12,600
Derivative liability	715	–	715
Total current liabilities	13,315	–	13,315

Asset retirement obligations	54,949	13,400	68,349
Long–term debt	345,000	120,000	465,000
Long–term liabilities	1,174	–	1,174

Commitments and contingencies

Owners’ equity	664,402	–	664,402
Total liabilities and owners’ equity	$1,078,840	$133,400	$1,212,240

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2010
(In thousands, except per unit data)
(Unaudited)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Oil, natural gas and natural gas liquids revenues	$78,027	$15,357	$93,384
Transportation and marketing–related revenues	3,054	–	3,054
Total revenues	81,081	15,357	96,438

Operating costs and expenses:
Lease operating expenses	26,301	4,636	30,937
Cost of purchased natural gas	2,315	–	2,315
Production taxes	3,800	923	4,723
Asset retirement obligations accretion expense	1,274	343	1,617
Depreciation, depletion and amortization	25,520	6,128	31,648
General and administrative expenses	10,549	–	10,549
Gain on sale of oil and natural gas properties	(3,824)	–	(3,824)
Total operating costs and expenses	65,935	12,030	77,965

Operating income	15,146	3,327	18,473

Other income (expense), net	47,389	(1,674)	45,715

Income before income taxes	62,535	1,653	64,188

Income taxes	(131)	–	(131)

Net income	$62,404	$1,653	$64,057
General partner’s interest in net income	$5,836		$5,869
Limited partners’ interest in net income	$56,568		$58,188

Net income per limited partner unit:
Basic	$2.14		$2.20
Diluted	$2.14		$2.20

Weighted average limited partner units outstanding:
Basic	26,403		26,403
Diluted	26,438		26,438

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	BASIS OF PRESENTATION

EV Energy Partners, L.P. (“we,” “our” or “us”) is a publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties. Our general partner is EV Energy GP, L.P. (“EV Energy GP”), a Delaware limited partnership, and the general partner of our general partner is EV Management, LLC, a Delaware limited liability company.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the September 2010 acquisition of oil and natural gas properties from Petrohawk Energy Corporation (the “Petrohawk acquisition”). We purchased these oil and natural gas properties on September 29, 2010 for $123.0 million in cash.

The recognized fair value of the identifiable assets acquired and liabilities assumed in connection with the Petrohawk acquisition are as follows:

Oil and natural gas properties	$136,400
Asset retirement obligations	(13,400)
$123,000

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Annual Report on Form 10–K for the year ended December 31, 2009, our Quarterly Report on Form 10–Q for the quarter ended June 30, 2010 and the Statements of Operating Revenues and Direct Operating Expenses for the Year Ended December 31, 2009 (Audited) and the Six Months Ended June 30, 2010 and 2009 (Unaudited).

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)
2.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated balance sheet adjustments:

	(a)	(b)	Pro Forma Adjustments
ASSETS
Current assets:
Cash and cash equivalents	$(3,000)	$–	$(3,000)
Accounts receivable:
Oil, natural gas and natural gas liquids sales		–
Related party	–	–	–
Other	–	–	–
Assets held for sale	–	–	–
Derivative asset	–	–	–
Other current assets	–	–	–
Total current assets		–

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	123,000	13,400	136,400
Other property, net of accumulated depreciation and amortization	–	–	–
Long–term derivative asset	–	–	–
Other assets	–	–
Total assets	$120,000	$13,400	$133,400

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$–	$–	$–
Derivative liability	–	–	–
Total current liabilities	–	–	–

Asset retirement obligations	–	13,400	13,400
Long–term debt	120,000	–	120,000
Long–term liabilities	–	–	–

Commitments and contingencies

Owners’ equity	–	–	–
Total liabilities and owners’ equity	$120,000	$13,400	$133,400

(a)	Reflects the effects of the Petrohawk acquisition as of June 30, 2010.

(b)	Reflects the asset retirement obligations assumed at the time of purchase relative to the Petrohawk acquisition.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

3.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated statement of operations adjustments:

	(a)	(b)	(c)	Pro Forma Adjustments
Revenues:
Oil, natural gas and natural gas liquids revenues	$15,357	$–	$–	$15,357
Transportation and marketing–related revenues	–	–	–	–
Total revenues	15,357	–	–	15,357

Operating costs and expenses:
Lease operating expenses	4,636	–	–	4,636
Cost of purchased natural gas	–	–	–	–
Production taxes	923	–	–	923
Asset retirement obligations accretion expense	–	343	–	343
Depreciation, depletion and amortization	–	6,128	–	6,128
General and administrative expenses	–	–	–	–
Gain on sale of oil and natural gas properties	–	–	–	–
Total operating costs and expenses	5,559	6,471	–	12,030

Operating income (loss)	9,798	(6,471)	–	3,327

Other expense, net	–	–	(1,674)	(1,674)

Income (loss) before income taxes	9,798	(6,471)	(1,674)	1,653

Income taxes	–	–	–	–

Net income (loss)	$9,798	$(6,471)	$(1,674)	$1,653

(a)	Reflects the operating revenues and direct operating expenses of the Petrohawk acquisition for the six months ended June 30, 2010.

(b)	Reflects incremental depletion expense and accretion expense related to the Petrohawk acquisition.

(c)	Reflects incremental interest expenses incurred on the credit facility borrowing to finance the Petrohawk acquisition.